UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 21, 2006

                           China Health Holding, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)




        Nevada                        333-119034               98-0432681
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)




    Suite 600 - 666 Burrard Street, Park Place, Vancouver, BC, Canada V6C 2X8
    --------------------------------------------------------------------------
             (Address of principal executive offices and Zip Code)

                             Julianna Lu, BSc. MSc.
                             Chief Executive Officer
                   Suite 600 - 666 Burrard Street, Park Place
                   Vancouver, British Columbia, Canada V6C 2X8

       Registrant's telephone number, including area code: (604) 608-6788

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year

On February 21, 2006, China Health Holding, Inc. (the "Company") filed a Certificate of Designation, Powers Preferences and Rights of Series A Preferred Stock with the state of Nevada. Of the Company's 20,000,000 shares of authorized preferred stock, the Certificate of Designation authorizes the Company to issue up to 1,000,000 shares of Series A Preferred Stock, par value $0.001 per share. The Series A Preferred Stock has a stated value of $0.15 and a liquidation preference over the Company's common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to two votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class.

Beginning two years from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into two shares of the Company's common stock. However, holders cannot convert any share of Series A Preferred Stock if the market price of the Company's common stock is below $1.00 per share. Notwithstanding the limitation on any conversions of the Series A Preferred Stock when the Company's Common Stock is below $1.00 per share, if prior to two years from the date of issuance, there is a sale or other disposition of all or substantially all of the Company's assets, a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or upon a consolidation, merger or other business combination where the Company is not the survivor, then immediately prior to such event each holder of Series A Preferred Stock may convert any or all of such holder's shares of Series A Preferred Stock into common stock as described above. The Certificate of Designation also provides that the holders of Series A Preferred Stock shall be entitled to any distribution by the Company of its assets, which would have been payable to the holders of the Series A Preferred Stock with respect to the shares of Common Stock issuable upon conversion had such holders been the holders of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.


Item 3.02 Unregistered Sales of Equity Securities

On December 22, 2005, the Board of Directors of the Company approved the issuance of 1,000,000 shares Series A Preferred Stock issued to Julianna Lu at a price of $0.15 in consideration for the forgiveness of a loan to the Corporation in the aggregate amount of one hundred and fifty thousand ($150,000), subject to the filing of the Certificate of Designation with the State of Nevada. These shares were issued pursuant to the exemption from registration provided by
Section 4(2) under the Securities Act of 1933.

ITEM 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.



Exhibit
Number         Description
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3.1            Certificate of  Designation,  Powers,  Preferences  and Rights of
               Series A  Preferred  Stock,  filed  with the  State of  Nevada on
               February 21, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            China Health Holding, Inc.


Date: February 22, 2006                     /s/ Julianna Lu
                                            ------------------
                                            Julianna Lu
                                            Chief Operation Officer /PRESIDENT
                                            Chief Financial Officer/DIRECTOR